================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT - March 3, 2003
                        (Date of Earliest Event Reported)

                             BARNEYS NEW YORK, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-26229

              Delaware                                13-4040818
  --------------------------------               ----------------------
      (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)

575 Fifth Avenue, New York, New York                     10017
------------------------------------             -----------------------
       (Address of principal                           Zip Code
         executive offices)

       Registrant's telephone number, including area code: (212) 450-8700




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Item 9.       Regulation FD Disclosure

   Barneys New York, Inc. Reports Estimated Operating Results for Year Ended
                               February 1, 2003


Barneys New York, Inc. disclosed today certain estimated data with respect to its fiscal year ended February 1, 2003. The estimated data are set forth in the table below. Such data, which are unaudited, are based upon Barneys' preliminary assessment of (a) the results of its operations for such fiscal year (including its estimate of year-end adjustments, write-downs and charges) and (b) the book value of its assets as of February 1, 2003. The independent audit of Barneys' consolidated financial statements for the fiscal year ended February 1, 2003 is currently in progress. It is therefore possible that Barneys' actual audited financial statements for the fiscal year ended February 1, 2003, which Barneys will release following the completion of its independent audit, may reflect results of operations and other data which differ from the estimated data set forth in the table below, and the amount of any differences may be material. Hence, undue reliance should not be placed on such estimated data.

         Barneys further disclosed that upon consummation of its previously disclosed offering of notes, its existing credit facility will become a $70 million revolving credit facility pursuant to which it may borrow up to $66.0 million, with a $40.0 million sub-limit for the issuance of letters of credit, subject to a borrowing base test. With the consent of the required lenders under the amended credit facility, the maximum borrowing amount may be increased to up to $70.0 million.

         Except for the historical information contained herein, information set forth in this report may contain forward looking statements subject to risks and


                                       2
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uncertainties which could cause the Company's actual results or performance to differ materially from those expressed or implied in such statements. In addition, the information in this report shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.







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                             BARNEYS NEW YORK, INC.

                      ESTIMATED CONSOLIDATED FINANCIAL DATA
              AS OF AND FOR THE FISCAL YEAR ENDED, FEBRUARY 1, 2003
                                   (UNAUDITED)
        ---------------------------------------------------------------


                                                                                 For the
                                                                            Fiscal Year Ended
                                                                           February 1, 2003(1)
                                                                        -------------------------
                                                                               (Unaudited)
                                                                            ($ in thousands)
                                                                             --------------
  Statement of Operations Data:
  Net Sales........................................................              $383,000
  Gross Profit.....................................................               178,000
  Selling, General and Administrative Expenses
       (including occupancy expenses)..............................               154,300
  Depreciation and Amortization ...................................                10,600
  Other Income-- Net(2)............................................               (6,000)
  Interest and Financing Costs, Net of Interest Income.............                11,200
  Income Taxes.....................................................                   400
  Net  Income......................................................                 7,500

  Selected Operating Data:
  Comparable Store Net Sales Increase .............................                   2.9%
  Number of Stores.................................................                    20

  Other Financial Data:
  EBITDA(3)........................................................               $29,700
  Capital Expenditures.............................................                11,400

                                                                                  As of
                                                                           February 1, 2003(1)
                                                                               (Unaudited)
                                                                            ($ in thousands)
  Balance Sheet Data:
  Cash and Cash Equivalents........................................                $4,500
  Fixed Assets.....................................................                50,495
  Total Assets.....................................................               306,334
  Total Debt(4)....................................................                78,864
  Total Shareholders' Equity.......................................               154,100

  -----------------------------
  (1) All of the following estimated data are based upon preliminary assessments and estimates of Barneys. Consequently, the actual audited financial statements, which Barneys will release following the completion of its independent audit for the fiscal year ended February 1, 2003, may not reflect the preliminary estimated data set forth below, and the amount of any differences may be material.

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

  (2) Other Income -- Net primarily includes finance charge income generated from Barneys' proprietary credit card operations. The estimated Other Income -- Net data for the fiscal year ended February 1, 2003, includes a non-recurring gain of $0.5 million related to additional insurance recoveries associated with the loss of one of Barneys' stores due to the September 11 events and the benefit of a $0.4 million non-recurring gain from the sale of a trademark.
  (3) EBITDA represents the sum of (a) the Net Income set forth above plus (b) the Interest and Financing Costs, Net of Interest Income, Income Taxes and Depreciation and Amortization set forth above. The following table reconciles Net Income to EBITDA.

                                                                         Estimated Data for the
                                                                            Fiscal Year Ended
                                                                            February 1, 2003*
                                                                               (Unaudited)
                                                                            ($ in thousands)
  Net Income.......................................................                $7,500
  Plus:
       Interest and Financing Costs, Net of Interest Income........                11,200
       Income Taxes................................................                   400
       Depreciation and Amortization...............................                10,600
                                                                                 ----------
           EBITDA..................................................               $29,700

  -----------------------------
  *See Note (1) above.
       EBITDA is not an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. EBITDA has been included herein because Barneys believes that it is an indicative measure of Barneys' operating performance and Barneys' ability to meet its debt service requirements and is used by investors and analysts to evaluate companies in Barneys' industry. EBITDA is also a measure utilized in a covenant contained in Barneys' credit facility.

       As presented by Barneys, EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, not as a substitute for, operating income, net (loss) income, cash flow and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States. In addition, a substantial portion of Barneys' EBITDA must be dedicated to the payment of interest on its indebtedness and to service other commitments, thereby reducing the funds available for other purposes. Accordingly, EBITDA does not represent an amount of funds that is available for management's discretionary use.

  (4) Estimated Total Debt of $78,864 as of February 1, 2003 is net of unamortized debt discount of approximately $0.4 million.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BARNEYS NEW YORK, INC.



                         By:                /s/ STEVEN M. FELDMAN
                                  ---------------------------------------------
                                  Name:     Steven M. Feldman
                                  Title:    Executive Vice President
                                            and Chief Financial Officer




Dated:  March 3, 2003